                                                                   EXHIBIT 23.01





                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
El Paso Electric Company:

We consent to incorporation by reference in the registration statements (Nos. 333-17971 and 333-82129) on Form S-8 of El Paso Electric Company of our report dated February 11, 2000, relating to the balance sheets of El Paso Electric Company as of December 31, 1999 and 1998 and the related statements of operations, comprehensive operations, changes in common stock equity, and cash flows for the years ended December 31, 1999, 1998 and 1997, which report appears in the December 31, 1999 annual report on the Form 10-K of El Paso Electric Company.



                                   KPMG LLP


El Paso, Texas
March 21, 2000


                                      92